Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of One World Holdings, Inc., a Nevada corporation (the “Company”), for the year ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Corinda Joanne Melton, Chief Executive Officer of the Company, and Dennis P. Gauger, Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of her and his knowledge, that:

(1)           the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Corinda Joanne Melton

Corinda Joanne Melton
Chief Executive Officer
(Principal Executive Officer)

Dated: April 14, 2014

/s/ Dennis P. Gauger

Dennis P. Gauger
Chief Financial Officer
(Principal Financial Officer)

Dated: April 14, 2014

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.